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                             MEDICAL GRAPHICS CORPORATION

                               PRO FORMA BALANCE SHEET

                                     (UNAUDITED)
                                    (IN THOUSANDS)

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                                                                   DECEMBER 31, 1997
                                                      ----------------------------------------
                                                          ACTUAL      ADJUSTMENT     PRO FORMA
                                                      -----------    -----------   -----------
ASSETS
  CURRENT ASSETS
    Cash                                               $     387      $   1,500     $    1,887
    Accounts receivable, net                               3,890                         3,890
    Inventories:                                           4,240                         4,240
    Prepaid expenses                                         272                           272
                                                      -----------    -----------   -----------
           TOTAL CURRENT ASSETS                            8,789          1,500         10,289

  EQUIPMENT AND FIXTURES                                   4,072                         4,072
    Less accumulated depreciation                          3,110                         3,110
                                                      -----------    -----------   -----------
                                                             962              0            962

  SOFTWARE PRODUCTION COSTS (NET)                            602                           602

  OTHER ASSETS                                                13                            13
                                                      -----------    -----------   -----------
                                                       $  10,366      $   1,500     $   11,866
                                                      -----------    -----------   -----------
                                                      -----------    -----------   -----------


LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
    Accounts payable                                   $   3,406      $      30     $    3,436
    Note payable                                           2,254                         2,254
    Employee compensation                                    786                           786
    Deferred service contract revenue                        896                           896
    Warranty reserve                                         414                           414
    Other liabilities and accrued expenses                   675                           675
                                                      -----------    -----------   -----------
           TOTAL CURRENT LIABILITIES                       8,431             30          8,461

  LONG-TERM ACCOUNTS PAYABLE FINANCED WITH VENDORS           807                           807

  SHAREHOLDERS' EQUITY
    Common stock                                             171             18            189
    Additional paid-in-capital                            13,726          1,452         15,178
    Retained deficit                                     (12,769)                      (12,769)
                                                      -----------    -----------   -----------
                                                           1,128          1,470          2,598
                                                      -----------    -----------   -----------
                                                       $  10,366      $   1,500     $   11,866
                                                      -----------    -----------   -----------
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